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                                                                    EXHIBIT 24.5

                               POWER OF ATTORNEY

    Know all men by these presents, that the undersigned, Comptroller of TEXACO INC., a Delaware corporation (the "Company"), hereby makes, designates, constitutes and appoints KJESTINE M. ANDERSON and ROBERT E. KOCH, and either of them (with full power to act without the other), as the undersigned's true and lawful attorneys-in-fact and agents, with full power and authority to act in any and all capacities for and in the name, place and stead of the undersigned in connection with the filing of: (i) any and all registration statements and all amendments and post-effective amendments thereto (collectively, "Registration Statements") under the Securities Act of 1933, as amended, with the Securities and Exchange Commission, and any and all registrations, qualifications or notifications under the applicable securities laws of any and all states and other jurisdictions, with respect to the securities of the Company of whatever class, including without limitation thereon the Company's Common Stock, par value $3.125 per share, and preferred stock, par value $1.00 per share, however offered, sold, issued, distributed, placed or resold by the Company, by any of its subsidiary companies, or by any other person or entity, that may be required to effect: (a) any such filing, (b) any primary or secondary offering, sale, distribution, exchange, or conversion of the Company's securities, (c) any acquisition, merger, reorganization or consolidation involving the issuance of the Company's securities, (d) any stock option, restricted stock grant, incentive, investment, thrift, profit sharing, or other employee benefit plan relating to the Company's securities, or (e) any dividend reinvestment or stock purchase plan relating to the Company's securities; (ii) the Company's Annual Report to the Securities and Exchange Commission for the years ended December 31, 1998 and 1999, on Form 10-K, and any and all amendments thereto on Form 8 or otherwise, under the Securities Exchange Act of 1934, as amended ("Exchange Act"), and (iii) Statements of Changes of Beneficial Ownership of Securities on Form 4 or Form 5 (or such other forms as may be designated from time to time for such purposes), pursuant to Section 16(a) of the Exchange Act.

    Without limiting the generality of the foregoing grant of authority, such attorneys-in-fact and agents, or either of them, are hereby granted full power and authority, on behalf of and in the name, place and stead of the undersigned, to execute and deliver all such Registration Statements, registrations, qualifications, or notifications, the Company's Form 10-K, any and all amendments thereto, statements of changes, and any and all other documents in connection with the foregoing, and take such other and further action as such attorneys-in-fact and agents, or either of them, deem necessary or appropriate. The powers and authorities granted herein to such attorneys-in-fact and agents, and either of them, also include the full right, power and authority to effect necessary or appropriate substitutions or revocations. The undersigned hereby ratifies, confirms, and adopts, as his own act and deed, all action lawfully taken pursuant to the powers and authorities herein granted by such attorneys-in-fact and agents, or either of them, or by their respective substitutes. This Power of Attorney expires by its terms and shall be of no further force and effect on March 31, 2000.

    IN WITNESS WHEREOF, the undersigned has hereunto set his name as of the 9th day of April, 1999.

                                          /s/ George J. Batavick
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                                          George J. Batavick
                                          Comptroller
                                          (Principal Accounting Officer)